UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: July 1, 2009
Date of earliest event reported: March 4, 2009
SPARTON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 East Ganson Street
Jackson, Michigan	49202
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (517) 787-8600
N/A

(Former Name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note:
This Form 8-K/A amends the Form 8-K filed by Sparton Corporation, an Ohio corporation (the “Company” or “Sparton”) on March 4, 2009 solely to update the financial information required by Item 2.05.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On March 4, 2009 Sparton issued a press release announcing that it would discontinue manufacturing operations conducted at its plant located in Jackson, Michigan (the “Jackson Facility”) no later than June 30, 2009 and transition the manufacturing operations to other Company facilities (the “Jackson Closing”). The Company decided to discontinue manufacturing operations at the Jackson Facility in response to current economic conditions, the state of competition within the industries served by the Company, and as part of the Company’s plan to return to profitability.
The Company estimated in March 2009 that it would incur total costs in current and future fiscal quarters related to the Jackson Closing of approximately $3.8 million to $4.8 million. The Company now expects that it will incur costs in connection with the closure of the Jackson Facility of approximately $3,260,000, of which it recorded approximately $10,000 during the three months ended March 31, 2009. The Company expects to record approximately $2,620,000 during the fourth quarter ending June 30, 2009 and approximately $630,000 in fiscal 2010. These expenses are expected to include approximately $700,000 in lease termination costs, approximately $650,000 in personnel costs for employee termination (severance) and retention bonuses, approximately $200,000 for the transfer of production and production equipment to other Sparton facilities, and approximately $1,710,000 for facility closure and related impairment charges. Approximately $1,960,000 of these charges are expected to require cash expenditures, which are to be disbursed beginning in the fourth quarter of 2009 and will continue to be disbursed through fiscal 2011.
Certain statements, including, without limitation, statements regarding the estimated costs and cash expenditures associated with the closing of the facility described in this Current Report on Form 8-K/A, are forward-looking statements within the scope of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions. These forward-looking statements reflect the Company’s current views with respect to future events and are based on currently available financial, economic and competitive data and the Company’s current business plans. Actual results could vary materially depending on risks and uncertainties that may affect the Company’s operations, markets, prices and other factors. Important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, the Company’s financial performance and the implementations and results of its ongoing strategic initiatives. For a more detailed discussion of these and other risk factors, see Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in the Company’s Form 10-K for the year ended June 30, 2008 as well as Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A, Risk Factors, in Sparton’s Form 10-Q for the quarter ended March 31, 2009, which are incorporated herein by reference. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION
Dated: July 1, 2009	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief
Executive Officer